Exhibit 99.1

Physicians Realty Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2016
(in thousands)

	Historical	April 2016 Offering and Credit Facility Borrowings	CHI Portfolio	Pro Forma Reflecting Acquisition
ASSETS
Investment properties:
Land and improvements	$141,152	$—	$18,784	$159,936
Building and improvements	1,452,885	—	599,546	2,052,431
Tenant improvements	10,455	—	—	10,455
Acquired lease intangibles	228,788	—	30,753	259,541
	1,833,280	—	649,083	2,482,363
Accumulated depreciation	(108,239)	—	—	(108,239)
Net real estate property	1,725,041	—	649,083	2,374,124
Real estate loans receivable	35,937	—	—	35,937
Investment in unconsolidated entity	1,327	—	—	1,327
Net real estate investments	1,762,305	—	649,083	2,411,388
Cash and cash equivalents	22,906	623,130	(646,036)	—
Tenant receivables, net	6,024	—	—	6,024
Other assets	59,657	—	—	59,657
Total assets	$1,850,892	$623,130	$3,047	$2,477,069

LIABILITIES AND EQUITY
Liabilities:
Credit facility	$115,789	$179,887	$—	$295,676
Notes payable	149,551	—	—	149,551
Mortgage debt	114,816	—	—	114,816
Accounts payable	1,659	—	—	1,659
Dividends payable	25,701	—	—	25,701
Accrued expenses and other liabilities	28,948	—	—	28,948
Acquired lease intangibles, net	6,407	—	3,047	9,454
Total liabilities	442,871	179,887	3,047	625,805

Redeemable noncontrolling interest - Operating Partnership and partially owned properties	27,065	—	—	27,065

Equity:
Total shareholders' equity	1,323,251	427,729	—	1,750,980
Total noncontrolling interests	57,705	15,514	—	73,219
Total equity	1,380,956	443,243	—	1,824,199
Total liabilities and equity	$1,850,892	$623,130	$3,047	$2,477,069

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Physicians Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Basis of Presentation

The unaudited Pro Forma Condensed Consolidated Balance Sheet of Physicians Realty Trust (the “Company”) as of March 31, 2016 reflects the Company’s anticipated acquisition of 49 medical office facilities (collectively, the "CHI Portfolio") for a total purchase price of approximately $646.0 million, which includes capitalized acquisition costs of approximately $1.2 million, and does not include anticipated near-term committed capital expenditures of $15.0 million.

Twenty-six properties of the CHI Portfolio were subject to existing leases, and as such, were accounted for as business combinations and recorded at preliminary estimated fair value, which approximated the purchase price, exclusive of acquisition costs, which were expensed. Each property’s preliminary estimated fair value was then allocated between land, building, and acquired lease intangibles based upon its preliminary and estimated fair values at the date of acquisition. The remaining 23 properties of the CHI Portfolio were not subject to existing leases and were accounted for as asset acquisitions and each property was recorded at its purchase price, inclusive of acquisition costs, allocated between the acquired tangible assets and assumed liabilities based upon its relative preliminary estimated fair value at the date of acquisition.

The purchase of the CHI Portfolio was funded from proceeds of the Company's follow-on stock offering in April 2016 and proceeds from the Company's unsecured revolving credit facility. For the purpose of this pro forma, the purchase of the CHI Portfolio was funded from proceeds of the Company's follow-on stock offering in April 2016 and use of the full amount of Company cash on hand, with the remaining purchase price funded by proceeds from the Company's unsecured revolving credit facility.

Notes and Management Assumptions

The historical consolidated balance sheet of the Company prior to the acquisition of the CHI Portfolio has been derived from the unaudited consolidated balance sheet included in the Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on May 6, 2016.

The CHI Portfolio column on the Pro Forma Consolidated Balance Sheet reflects the 46 properties of the CHI Portfolio that were acquired in the second quarter of 2016, the one property that was acquired in the third quarter of 2016, as well as the anticipated acquisition of two additional properties in the third quarter of 2016. Anticipated property closings represent approximately $9.4 million of gross real estate assets.

Physicians Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2016
(In thousands, except share and per share data)

	Historical	April 2016 Offering	CHI Portfolio	Pro Forma Reflecting Acquisitions
Revenues:
Rental revenues	$34,855	$—	$12,570	$47,425
Expense recoveries	7,903	—	5,583	13,486
Interest income on real estate loans and other	1,376	—	—	1,376
Total revenues	44,134	—	18,153	62,287
Expenses:
Interest expense	4,197	—	738	4,935
General and administrative	4,121	—	—	4,121
Operating expenses	11,037	—	7,141	18,178
Depreciation and amortization	16,010	—	6,065	22,075
Acquisition expenses	3,377	—	631	4,008
Total expenses	38,742	—	14,575	53,317

Income before equity in income of unconsolidated entity:	5,392	—	3,578	8,970
Equity in income of unconsolidated entity	32	—	—	32
Net income	5,424	—	3,578	9,002
Net income attributable to noncontrolling interests	(490)	—	(125)	(615)
Preferred distributions	(548)	—	—	(548)
Net income attributable to common shareholders	$4,386	$—	$3,453	$7,839

Net income per share:
Basic	$0.04			$0.06
Diluted	$0.04			$0.06

Weighted average common shares:
Basic	102,704,008	25,875,000		128,579,008
Diluted	107,148,380	25,875,000		133,023,380

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Physicians Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015
(In thousands, except share and per share data)

	Historical	April 2016 Offering	CHI Portfolio	2015 Acquisition Properties	Pro Forma Reflecting Acquisitions
Revenues:
Rental revenues	$103,974	$—	$50,418	$9,881	$164,273
Expense recoveries	21,587	—	22,392	3,765	47,744
Interest income on real estate loans and other	3,880	—	—	155	4,035
Total revenues	129,441	—	72,810	13,801	216,052
Expenses:
Interest expense	10,636	—	2,806	5,012	18,454
General and administrative	14,908	—	—	—	14,908
Operating expenses	31,026	—	28,643	4,258	63,927
Depreciation and amortization	45,471	—	24,329	4,633	74,433
Acquisition expenses	14,893	—	631	—	15,524
Total expenses	116,934	—	56,409	13,903	187,246

Income (loss) before equity in income of unconsolidated entity and gain on sale of investment property:	12,507	—	16,401	(102)	28,806
Equity in income of unconsolidated entity	104	—	—	—	104
Gain on sale of investment property	130	—	—	—	130
Net income (loss)	12,741	—	16,401	(102)	29,040
Net (income) loss attributable to noncontrolling interests	(953)	—	(705)	4	(1,654)
Preferred distributions	(1,189)	—	—	(44)	(1,233)
Net income (loss) attributable to common shareholders	$10,599	$—	$15,696	$(142)	$26,153

Net income per share:
Basic	$0.15				$0.27
Diluted	$0.15				$0.26

Weighted average common shares:
Basic	72,750,724	25,875,000			98,625,724
Diluted	76,792,073	25,875,000			102,667,073

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Physicians Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

Basis of Presentation

The Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the three months ended March 31, 2016 and for the year ended December 31, 2015 include the historical operations of the Company and have been derived from the unaudited consolidated statement of operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 filed with the SEC on May 6, 2016 and the audited consolidated statement of operations included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the with SEC on February 29, 2016. The Company’s historical operations have been adjusted to take into consideration the following acquisitions as if they occurred on January 1, 2015.

Pro forma adjustments for the CHI Portfolio for the period ended March 31, 2016 and for the year ended December 31, 2015 represent the Company's estimates of portfolio performance as adjusted under “Notes and Management Assumptions.”

During the first quarter of 2015, the Company acquired the Minneapolis Properties. During the first and second quarter of 2015, the Company acquired the Bridgeport Medical Center, the Calkins Properties, the Sitex Medical Plaza, the Health Park Surgery Center, and the Livonia MOB (collectively the "First Half 2015 Acquisitions"). During the third quarter of 2015, the Company acquired four medical office facilities located in the Phoenix, Arizona metropolitan area (collectively, the “IMS Properties”). Historical financial results and other information related to the Minneapolis Properties was included in a previously filed Form 8-K/A, filed on April 17, 2015. Historical financial results and other information related to the First Half 2015 Acquisitions was included in a previously filed Form 8-K, filed on June 16, 2015. Historical financial results and other information related to the IMS Properties was included in a previously filed Form 8-K/A, filed on November 6, 2015. Financial results for the year ended December 31, 2015 related to the IMS Properties, the Minneapolis Properties, and the First Half 2015 Acquisitions (collectively, the "2015 Acquisition Properties") prior to their acquisition represents the results of operations under the previous owners and are included in the column labeled 2015 Acquisition Properties and adjusted as noted under "Notes and Management Assumptions" below. Operating results for the 2015 Acquisition Properties since their acquisition date are included in the Company’s historical results of operations, including acquisition costs associated with the properties.

Notes and Management Assumptions

Revenue for the CHI Portfolio is based upon the terms of executed lease agreements entered into in conjunction with the completed property acquisitions, negotiated terms of lease arrangements associated with the three properties to be acquired, and assumed third party lease agreements previously in place at the properties. Operating expenses and expense recoveries for the CHI Portfolio are based upon the Company's estimates of portfolio performance and the portion of such operating expenses for which tenants will be responsible for reimbursing the Company, based on the terms of executed, negotiated, and assumed lease agreements. Revenue and operating expenses for the 2015 Acquisition Properties (prior to their acquisitions) are based upon realized property performance during 2015. Interest expense is a pro-forma adjustment relating to the incremental expense associated with borrowings used to finance the CHI Portfolio and 2015 Acquisition Properties as if those borrowings had been outstanding for the period prior to acquisition based upon the Company’s average borrowing rate on its unsecured credit facility. Depreciation and amortization expense are pro-forma adjustments based upon the Company’s ownership, utilizing its own depreciation and amortization policies outlined in the Company’s Annual Report on Form 10-K. The impact of the annual 5% coupon rate associated with the Series A Preferred Units and the 15% internal rate of return associated with the $5 million equity investment relating to the acquisition of the Minneapolis Properties are reflected as preferred distributions within the column labeled 2015 Acquisition Properties as if they were outstanding for the full periods. Net (income) loss attributable to noncontrolling interests is calculated based on the Company’s ownership percentage of the operating partnership as of the end of each period.

The CHI Portfolio columns on the Pro Forma Condensed Consolidated Statements of Operations reflect the properties acquired in the second quarter of 2016, the one property that was acquired in the third quarter of 2016, as well as the anticipated acquisition of two additional properties in the third quarter of 2016. Anticipated property closings do not have a material impact upon net income attributable to common shareholders as presented on the pro forma statement of operations for the year ending December 31, 2015 or for the three months ending March 31, 2016.